FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), and INVESCO Funds Group, Inc., a Delaware corporation ("INVESCO") (collectively, the "Parties).

     WHEREAS, the Parties executed a participation agreement dated August 26, 1994 (the "Participation Agreement"), governing how shares of the Company's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule B of the Participation Agreement;

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

     NOW THEREFORE, in consideration of their mutual promises, the Insurance Company and the Company INVESCO agree as follows:

1. The Participation Agreement is hereby amended by substituting for the original Schedule B an amended Schedule B in the form attached hereto which adds the Estate Designer Variable Universal Life and the Strategic Benefit Variable Universal Life Policies to the list of Contracts funded by the Separate Accounts.

Executed this 21st day of February, 2000

ATTEST:                                 INVESCO Variable Investment Funds, Inc.


                                        BY:  /s/Ronald L. Grooms
                                        ------------------------
                                        Ronald L. Grooms
                                        Treasurer


ATTEST:                             Security Life of Denver Insurance Company


/s/Eric Banta                           BY:  /s/Gary W. Waggoner
------------------                      ------------------------
Eric Banta                              Gary W. Waggoner
Assistant Secretary                     Vice President






ATTEST:                                 INVESCO Funds Group, Inc.


                                        BY:  /s/Ronald L. Grooms
                                        ------------------------
                                        Ronald L. Grooms
                                        Senior Vice President

                                   SCHEDULE B

                                    Contracts

1.  The Exchequer Variable Annuity                     (Flexible Premium Deferred Combination
                                                       Fixed and Variable Annuity Contract)

2.  FirstLine                                          (Flexible Premium Variable Life Insurance
                                                       Policy)

3.  Strategic Advantage Variable Universal Life        (Flexible Premium Variable Universal Life
                                                       Insurance Policy)

4.  FirstLine II Variable Universal Life               (Flexible Premium Variable Universal Life
                                                       Insurance Policy)

5.  Strategic Advantage II Variable Universal Life     (Flexible Premium Variable Universal Life
                                                       Insurance Policy)

6.  Variable Survivorship Universal Life               (Flexible Premium Variable Universal Life
                                                       Insurance Policy)

7.  Corporate Benefits Variable Universal Life         (Flexible Premium Variable Universal Life
                                                       Insurance Policy)

8.  Estate Designer Variable Universal Life            (Flexible Premium Variable Universal Life
                                                       Insurance Policy)

9.  Strategic Benefit Variable Universal Life          (Flexible Premium Variable Universal Life
                                                       Insurance Policy)